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Exhibit 99.4

MATCH GROUP, INC.

EXCHANGE OFFER FOR
$445,172,000 6.75% senior notes due 2022
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
6.75% senior notes due 2022
$400,000,000 6.375% senior notes due 2024
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
6.375% senior notes due 2024

[            ] , 2016
To Our Clients:

        Enclosed for your consideration are a prospectus, dated [            ], 2016 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Match Group, Inc., a Delaware corporation (the "Issuer") to exchange an aggregate principal amount of up to (i) $445,172,000 of 6.75% senior notes due 2022 (the "2022 exchange notes") for an equal principal amount of its outstanding 6.75% senior notes due 2022 (the "2022 Old Notes") and (ii) $400,000,000 of 6.375% senior notes due 2024 (the "2024 Exchange Notes" and, together with the 2022 Exchange Notes, the "Exchange Notes") for an equal principal amount of its outstanding 6.375% senior notes due 2024 (the "2024 Old Notes" and, together with the 2022 Old Notes, the "Old Notes"), in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the issuance of the Exchange Notes is registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and the Exchange Notes generally will not be subject to transfer restrictions, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal, are not entitled to registration rights and do not have the right to earn additional interest under circumstances relating to the Issuer's registration obligations. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

        PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                        ], 2016 (THE "EXPIRATION DATE"), UNLESS THE ISSUER EXTENDS THE EXCHANGE OFFER.

        The enclosed materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Old Notes in the Exchange Offer.

        Accordingly, we request instructions as to whether you wish to tender any or all such Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, signing and returning to us the "Instructions to Registered Holder from Beneficial Owner" form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Old Notes.

        The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

        If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes on your account.

 INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

        The undersigned beneficial owner acknowledges receipt of your letter and the accompanying prospectus dated [                        ], 2016 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Match Group, Inc., a Delaware corporation (the "Issuer") to exchange an aggregate principal amount of up to (i) $445,172,000 of 6.75% senior notes due 2022 (the "2022 Exchange Notes") for an equal principal amount of its outstanding 6.75% senior notes due 2022 (the "2022 Old Notes") and (ii) $400,000,000 of 6.375% senior notes due 2024 (the "2024 Exchange Notes" and, together with the 2022 Exchange Notes, the "Exchange Notes") for an equal principal amount of its outstanding 6.375% senior notes due 2024 (the "2024 Old Notes" and, together with the 2022 Old Notes, the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, to tender the principal amount of the Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*
Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that the undersigned (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person or entity to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) is acquiring the Exchange Notes in the ordinary course of its business, (iv) is not acting on behalf of any person or entity who could not truthfully make the statements in clauses (i) through (iii); and (v) if the undersigned is a broker-dealer that will receive Exchange Notes in exchange for Old Notes acquired for its own account through market-making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. If a holder of the Old Notes is an affiliate of the Issuer, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any sale or transfer of the Exchange Notes.

SIGN HERE
Dated:

Signature(s):

Print Name(s):

Address:

(Please include Zip Code)
Telephone Number

(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number With You:

3

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  Exhibit 99.4
MATCH GROUP, INC. EXCHANGE OFFER FOR $445,172,000 6.75% senior notes due 2022 FOR A LIKE PRINCIPAL AMOUNT OF OUTSTANDING 6.75% senior notes due 2022 $400,000,000 6.375% senior notes due 2024 FOR A LIKE PRINCIPAL AMOUNT OF OUTSTANDING 6.375% senior notes due 2024
INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER